Exhibit 10.1

AMENDMENT NO. 1 TO

TECO ENERGY DIRECTORS’ DEFERRED COMPENSATION PLAN

Effective as of April 29, 2009, the definition of applicable stock price, as such term is used in Sections 2.5, 3.3 and 3.4 of the TECO Energy Directors’ Deferred Compensation Plan (the “Plan”), is hereby amended and restated as follows: “The applicable stock price is the closing price of TECO Energy’s common stock on the New York Stock Exchange on the trading day immediately preceding the date of the transaction.”

IN WITNESS WHEREOF, this amendment has been adopted on this 29th day of April, 2009, effective as provided herein.

TECO ENERGY, INC.

By:	/s/ C. E. Childress
C. E. Childress
Its:	Chief Human Resources Officer

ATTEST:

By:	/s/ D. E. Schwartz
D. E. Schwartz
Its:	Corporate Secretary